Exhibit 10.2

SUBLEASE ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS SUBLEASE ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”) is entered into as of January 18, 2003 (the “Effective Date”) by and between Marrch Holdings, LLC (the “Tenant”), Marchex, Inc. (the “Transferee”) and Ecology and Environment, Inc. (the “Sublessor”).

WHEREAS, on November 6, 2000, the Sublessor entered into a lease (the “Master Lease” and attached hereto as Exhibit A) with Selig Real Estate Holdings Five for the 19th floor level (Suite 1900) of the Fourth & Blanchard Building, 2121 Fourth Avenue, Seattle, Washington, 98121 (the “Premises”); and

WHEREAS, on October 23, 2001, the Tenant entered into a sublease (the “Sublease” and attached hereto as Exhibit B) with the Sublessor for a portion of the Premises;

WHEREAS, the members of the Tenant have set up a new entity operating as Transferee and now desire to assign the holdings of the Tenant to the Transferee; and

WHEREAS, Tenant desires to assign to Transferee as of the Effective Date all of its right, title and interest in and to the Sublease (the “Assignment”), and Transferee is willing to accept from Tenant such Assignment and to assume each and all of the obligations of the Tenant under the Sublease to be performed following the Effective Date.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1. Tenant’s Assignment. Tenant hereby assigns, sells, conveys and otherwise transfers to Transferee all of Tenant’s right, title and interest in and to the Sublease, effective on the date of full execution of this Agreement (the “Effective Date”).

2. Assumption by Transferee. Transferee hereby accepts all of Tenant’s right, title and interest in and to the Sublease, and, from and after the Effective Date, assumes and agrees to be bound by and perform each and all of the obligations, terms, covenants and agreements of the Tenant under the Sublease.

3. Consent. Pursuant to Paragraph 10 of the Sublease, Sublessor hereby consents to the assignment of the Sublease and to the agreement by the Transferee to assume the performance of all duties and obligations as set forth in the Sublease; provided, however, that consent to the assignment shall not discharge Tenant of its obligations under the Sublease in the event of breach of same by the Transferee.

4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective executors, administrators, successors and assigns.

5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6. Governing Law. This Agreement shall be governed by the internal laws of State of Washington without giving effect to the conflicts of laws principles thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument or under seal as of day and year set forth above.

TENANT:

MARRCH HOLDINGS, LLC

By:	/s/ RUSSELL HOROWITZ

Name: Russell Horowitz
Title:

TRANSFEREE:

MARCHEX, INC.

By:	/s/ ETHAN A. CALDWELL
Name: Ethan A. Caldwell
Title: CAO and General Counsel

2

SUBLESSOR:

ECOLOGY AND ENVIRONMENT, INC.

By:	/s/ RONALD L. FRANK

Name:	Ronald L. Frank
Title:	Vice President

SELIG REAL ESTATE HOLDINGS FIVE CONSENT

As required by Paragraph 18 of the Master Lease, Selig Real Estate Holdings Five does hereby give its consent to the above assignment.

By:	/s/ MARTIN SELIG

Name:	Martin Selig
Title:	Managing Manager

3

SUBLEASE AGREEMENT

This Sublease Agreement entered into as of the 23RD day of October, 2001, by and between ECOLOGY AND ENVIRONMENT, INC. with offices at 368 Pleasant View Drive, Lancaster, New York 14086 (hereinafter referred to as the “Sublessor”) and MARRCH HOLDINGS, L.L.C. with offices at 2021 1ST Ave., #F-18, Seattle, WA 98121 (hereinafter referred to as the “Sublessee”).

WITNESSETH:

WHEREAS, heretofore on November 6, 2000 the Sublessor, as lessee, entered into a lease (the “Master Lease”) with Selig Real Estate Holdings Five, as lessor, (the “Master Lessor”) for the 19th floor level (Suite 1900) of the Fourth & Blanchard Building, 2121 Fourth Avenue, Seattle, Washington, 98121, whose mailing address is 2101 Fourth Avenue, Seattle, Washington, 98121 (the “Premises”). A copy of the Master Lease is attached hereto as Sublease Exhibit A (consisting of twelve pages); and

WHEREAS, the Premises consists of 13,459 square feet of leasable floor area; and

WHEREAS, the Sublessee desires to sublease from the Sublessor a portion of the Premises; and

WHEREAS, the parties desire to enter into this Sublease Agreement to provide for the leasing by the Sublessor to the Sublessee of a portion of the Premises on the terms and conditions hereinafter provided.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Subleased Premises. The Sublessor hereby leases to the Sublessee and the Sublessee hereby leases from the Sublessor that portion of the Premises described on Sublease Exhibit B (consisting of one page) attached hereto and made a part hereof containing approximately 5,331 square feet of leasable floor area (the “Subleased Premises”), and which shall be designated as Suite 1980.

2. Term. The Term of this Sublease shall commence on January 1, 2002 and terminate on June 30, 2006.

3. Sublessor’s Work. Prior to the commencement of the Term, the Sublessor shall perform the work described on Sublease Exhibit C (consisting of one page) attached hereto and made a part hereof.

4. Possession. The Sublessee shall be entitled to possession of the Subleased Premises upon the completion of the Sublessor’s Work, which shall not be later than October 31, 2001, and shall not be required to pay any Minimum Rent or Additional Rent between the date of delivery of possession and December 31, 2001; provided, however, Sublessee shall be responsible for all of the other terms and conditions contained in this Sublease during the period between the delivery of possession and December 31, 2001.

Beginning with November 1, 2001, for each day that the Sublessee is not given Possession of the Subleased Premises, the Minimum Rent due, which herein commences on January 1, 2002, shall be abated on a day-for-day basis at l/30th of the monthly rate, which is $348.00 per day. If Possession of the Subleased Premises is not given to Sublessee by November 30, 2001, Sublessee shall have the right but not the obligation to terminate this Sublease Agreement. Any abatement of Minimum Rent will be credited against the payment of Minimum Rent after the first month of the Term.

Any delay in Possession after October 31, 2001 and/or abatement of Minimum Rent will not change the Commencement date, the Termination Date except if the Sublease Agreement is terminated pursuant to the terms of this paragraph, or any other terms of this Sublease Agreement.

5. Minimum Rent. The Sublessee shall pay Minimum Rent equal to $10,439.88 per month on the first day of each month during the Term. Upon the execution of this Sublease Agreement the Sublessee shall pay the first month’s rent.

6. Security Deposit. Upon the execution of this Sublease Agreement the Sublessee shall pay to the Sublessor a security deposit in the amount of $10,439.88 to secure the performance by the Sublessee of all of its obligations under the Sublease Agreement. Provided that the Sublessee has performed all of its obligations under the Sublease Agreement, the security deposit shall be returned to the Sublessee within 30 days after the expiration of the Term hereof.

7. Sublessee Improvements. The Sublessor shall provide to the Sublessee an allowance in the amount of $26,655 for the purpose of Sublessee making improvements to the Subleased Premises to make it ready for its use and occupancy. At the expiration of the Term, any permanent improvements made by the Sublessee shall remain in the Subleased Premises. The allowance shall be given to the Sublessee as a credit against Minimum Rent commencing with the second month of the Term.

8. Additional Rent. In addition to the Minimum Rent to be paid by the Sublessee hereunder, the Sublessee shall also pay to the Sublessor each year, beginning in calendar year 2003, as Additional Rent, its pro rata share of the increase in Operating Services billed to the Sublessor by the Master Lessor pursuant to Paragraph 19 of the Master Lease over the amount of the Operating Services attributable to the Premises for the calendar year 2002. Sublessee’s pro rata share shall be 39.61%.

9. Parking. Under the terms of Paragraph 38 of the Master Lease the Sublessor is entitled to rent ten (10) inside parking spaces at the market rate. The Sublessor hereby grants to the Sublessee its right to rent four (4) of those ten (10) inside parking spaces from the Master Lessor until the expiration of the Term.

10. Subletting/Assignment. The Sublessee shall not assign this Sublease or further sublet the Subleased Premises without first obtaining the consent of the Sublessor and the Master Lessor. The Sublessor agrees that it will not unreasonably withhold its consent to any assignment of this Sublease. If as a result of any subletting of the Subleased Premises the Sublessee receives rent in excess of the Sublessee’s minimum rent obligation to the Sublessor, the Sublessee agrees to pay to the Sublessor fifty percent (50%) of any such excess.

11. Brokerage. Sublessor and Sublessee agree that the broker who brought about this Sublease Agreement is Flinn Ferguson. The Sublessor agrees to pay the brokerage commission due to Flinn Ferguson in the amount of $18,659.

12. Incorporation of Master Lease. The following provisions of the Master Lease are hereby incorporated by reference: Paragraphs 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34, 35, 36 and 42 (the “Incorporated Provisions”). Whenever there is a reference in the Incorporated Provisions to the Lessor it shall be deemed to be a reference to the Sublessor under this Sublease Agreement, whenever there is a reference in the Incorporated Provisions to the Lessee it shall be deemed to be a reference to the Sublessee under this Sublease Agreement and whenever there is a reference to the Premises in the Incorporated Provisions it shall be deemed a reference to the Subleased Premises.

13. Notices. Any notices given under the terms of this Sublease Agreement shall be sent to the following address:

(a)	If to Sublessor:	Ecology and Environment, Inc.
368 Pleasant View Drive
Lancaster, New York 14086
Attention: Facilities Manager

	and	Ecology and Environment, Inc.
2101 Fourth Avenue, Suite 1900
Seattle, Washington 98121
Attention: Office Manager

(b)	If to Sublessee:	MARRCH Holdings, LLC
2021 lST Ave., #F-18
Seattle, WA 98121
Attn: Russell Horowitz

14. Direct Lease. The Sublessor will attempt to obtain a direct lease between the Master Lessor and the Sublessee for the Subleased Premises on the same terms and conditions as contained in this Sublease Agreement. If the Sublessor is successful in obtaining such Direct Lease, then the Sublessee agrees to enter into the Direct Lease with the Master Lessor and this Sublease Agreement will terminate as of the effective date of such Direct Lease.

15. Default. If Sublessor defaults under the Master Lease, Sublessee shall be indemnified from any monetary obligation of Sublessor to the Master Lessor under said Master Lease.

IN WITNESS WHEREOF, the parties have signed this instrument as of the day and year first above written.

SUBLESSOR:	ECOLOGY AND ENVIRONMENT, INC.

/s/ RONALD L. FRANK

	By:	Ronald L. Frank
	Its:	Executive Vice President

SUBLESSEE:	MARRCH HOLDINGS, L.L.C.

/s/ RUSSELL C. HOROWITZ

	By:	Russell C. Horowitz
	Its:	CEO

GUARANTY

The undersigned hereby guaranties to Ecology and Environment, Inc. the payment and performance of the financial obligations of Marrch Holdings, L.L.C. under this Sublease Agreement.

/s/ RUSSELL C. HOROWITZ

By:	Russell C. Horowitz
Its:

LANDLORD’S CONSENT

Landlord does hereby give its consent to this Sublease as required by Paragraph 18 of the Lease which is referred to herein as the Master Lease and is attached to this Sublease Agreement as Sublease Exhibit A.

/s/ MARTIN SELIG

By:	Martin Selig
Its:	General Partner

SUBLESSEE’S ACKNOWLEDGMENT

STATE OF WASH.	)
) ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that Russell Horowitz is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the CEO of MARRCH Holdings, L.L.C. to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.

Dated: 10/__/01.

/s/ DANIEL P. FLINN

(Signature of Notary Public)
Daniel P. Flinn
(Printed Name of Notary Public)

My Appointment expires 6/29/03

SUBLESSOR’S ACKNOWLEDGMENT

STATE OF New York	)
) ss.
COUNTY OF Erie	)

I certify that I know or have satisfactory evidence that Ronald L. Frank is the, person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the Exec. Vice President of Ecology and Environment, Inc. to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.

Dated: 10/23/01.

/s/ DIANE L. GILBERT

DIANE L GILBERT Notary Public, State of New York Qualified in Niagara County My Commission Expires 7/13/2002	(Signature of Notary Public)
Diane L. Gilbert
(Printed Name of Notary Public)

My Appointment expires 7/13/02

MARTIN SELIG REAL ESTATE

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that Martin Selig is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the Managing Member of Selig Real Estate Holdings five to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.

Dated: 10.25.01.

/s/ JILL M. HAYES

[SEAL]	(Signature of Notary Public)
Jill M. Hayes
(Printed Name of Notary Public)

My Appointment expires 6.01.02

SUBLEASE EXHIBIT A

FOURTH AND BLANCHARD

OFFICE LEASE

THIS LEASE, made the     th day of November, 2000, by and between SELIG REAL ESTATE HOLDINGS FIVE, a Washington general partnership, whose address is 1000 Second Avenue, Suite 1800, Seattle, Washington, 98104-1046, hereinafter referred to as “Lessor” and ECOLOGY AND ENVIRONMENT INCORPORATED, a New York corporation, whose address is Buffalo Corporate Center, 368 Pleasant View Drive, Lancaster, New York 14086-1397, hereinafter referred to as “Lessee”.

1. DESCRIPTION, Lessor in consideration of the agreements contained in this lease, does hereby lease to Lessee, upon the terms and conditions hereinafter set forth, that certain space consisting of the agreed upon square footage of 13,459 (hereinafter referred to as “Premises”) situated on the 19th floor level of the Fourth & Blanchard Building, 2121 Fourth Avenue, City of Seattle, State of Washington 98121, whose mailing address is 2101 Fourth Avenue, Seattle, Washington 98121, the legal description of which is:

Lots 7, 8, 9, 10, 11 and 12, Block C, Third addition to the part of the City of Seattle heretofore laid off by A. A. Denny and William N. Bell according to plat recorded in Volume 1 of plats, page 137 in King County Washington, except in the north easterly 12 feet thereof as condemned for road purposes under King County Superior Court, cause number 52280.

SUITE 1900

2. TERM. The term of this lease shall be for a period of sixty-six (66) months, commencing January 1, 2001, and ending sixty-six (66) months thereafter.

In the event the Premises are not ready for occupancy on the date set forth above, whether occasioned by Lessor or Lessee, the lease term shall be extended in such a manner as to reflect the delay occasioned by the failure of the Premises to be ready for occupancy. In no event shall Lessor or Lessee be liable for any further damages.

**SEE SIGNATURE PAGE FOR ADDITIONAL VERBIAGE

3. RENT, Lessee covenants and agrees to pay Lessor rent each month in advance on the first day of each calendar month. Rent shall be computed at the annual base rental rate of $32.00 per square foot. Rent for any fractional calendar month, at the beginning or end of the term, shall be the pro rated portion of the rent computed on an annual basis.

4. CONSIDERATION, As consideration for the execution of this lease, Lessee has this date paid to Lessor the sum of $35,890.67, receipt of which is hereby acknowledged. In the event Lessee fully complies with all the terms and conditions of this lease, but not otherwise, an amount equal to such sum shall be credited on the first month’s rental on the term of this lease.

5. USES, Lessee agrees that Lessee will use and occupy said Premises for general offices and related purposes and for no other purposes.

6. RULES AND REGULATIONS, Lessee and their agents, employees, servants or those claiming under Lessee will at all times observe, perform and abide by all of the Rules and Regulations printed on this instrument, or which may be hereafter promulgated by Lessor, all of which it is covenanted and agreed by the parties hereto shall be and are hereby made a part of this lease.

A–1

7. CARE AND SURRENDER OF PREMISES, Lessee shall take good care of the Premises and shall promptly make all necessary repairs except those required herein to be made by Lessor. At the expiration or sooner termination of this lease, Lessee, without notice, will immediately and peacefully quit and surrender the Premises in good order, condition and repair (damage by reasonable wear, the elements, or fire excepted). Lessee shall be responsible for removal of all personal property from the Premises, (excepting fixtures being that which is attached to the Premises, and property of the Lessor) including, but not limited to, the removal of Lessee’s communication cabling, telephone equipment and signage. Lessee shall be responsible for repairing any damage to the Premises caused by such removal. If Lessee fails to remove and restore the Premises at lease expiration, then Lessor shall have the right to remove said property and restore the Premises and Lessee shall be responsible for all costs associated therewith. Lessee shall also be responsible for those costs incurred by Lessor for removing debris Lessee may discard in the process of preparing to vacate the Premises and for a final cleaning of the Premises, including, but not limited to, the cleaning, or replacement of carpets if damage is not caused by reasonable wear, and removal and disposal of Lessee’s personal property remaining in the Premises.

8. ALTERATIONS, Lessee shall not make any alterations or improvements in, or additions to said Premises without first obtaining the written consent of Lessor, whose consent shall not be unreasonably withheld. All such alterations, additions and improvements shall be at the sole cost and expense of Lessee and shall become the property of Lessor and shall remain in and be surrendered with the Premises as a part thereof at the termination of this lease, without disturbance, molestation or injury.

9. RESTRICTIONS, Lessee will not use or permit to be used in said Premises anything that will increase the rate of insurance on said building or any part thereof, nor anything that may be dangerous to life or limb; nor in any manner deface or injure said building or any part thereof; nor overload any floor or part thereof; nor permit any objectionable noise or odor to escape or to be emitted from said Premises, or do anything or permit anything to be done upon said Premises in any way tending to create a nuisance or to disturb any other tenant or occupant of any part of said building. Lessee, at Lessee’s expense, will comply with all health, fire and police regulations respecting said Premises. The Premises shall not be used for lodging or sleeping, and no animals or birds will be allowed in the building.

10. WEIGHT RESTRICTIONS, Safes, furniture or bulky articles may be moved in or out of said Premises only at such hours and in such manner as will least inconvenience other tenants, which hours and manner shall be at the discretion of Lessor. No safe or other article of over 2,000 pounds shall be moved into said Premises without the consent of Lessor, whose consent shall not be unreasonably withheld, and Lessor shall have the right to locate the position of any article of weight in said Premises if Lessor so desires.

11. SIGN RESTRICTION, No sign, picture, advertisement or notice shall be displayed, inscribed, painted or affixed to any of the glass or woodwork of the building without the prior approval of Lessor.

12. LOCKS, No additional locks shall be placed upon any doors of the Premises. Keys will be furnished to each door lock. At the termination of the lease, Lessee shall surrender all keys to the Premises whether paid for or not.

13. KEY, Lessor, his janitor, engineer or other agents may retain a pass key to said Premises to enable him to examine the Premises from time to time with reference to any emergency or to the general maintenance of said Premises.

14. TELEPHONE SERVICE, If Lessee desires telephonic or any other electric connection, Lessor will direct the electricians as to where and how the wires are to be introduced, and without such directions no boring or cutting for wires in installation thereof will be permitted.

15. SERVICES, Lessor shall maintain Premises and the public and common areas of building, such as lobbies, stairs, corridor and restrooms, in reasonably good order and condition except for damage occasioned by the act of Lessee.

A–2

Lessor shall furnish Premises with electricity for lighting and operation of low power usage office machines, heat, normal office air-conditioning, and elevator services, twenty-four (24) hours per day seven (7) days per week. Air-conditioning units and electricity therefore for special air-conditioning requirements, such as for computer centers, shall be at Lessee’s expense. Lessor shall also provide lighting replacement for Lessor furnished lighting, toilet room supplies, window washing with reasonable frequency, and customary janitor service.

Lessor shall not be liable to Lessee for any loss or damage caused by or resulting from any variation, interruption or any failure of said services due to any cause whatsoever. No temporary interruption or failure of such services incident to the making of repairs, alterations, or improvements, or due to accident or strike or conditions or events not under Lessor’s control shall be deemed as an eviction of Lessee or relieve Lessee from any of Lessee’s obligations hereunder.

In the event of any lack of attention on the part of Lessor and any dissatisfaction with the service of the building, or any unreasonable annoyance of any kind, Lessee is requested to make complaints at Lessor’s building office and not to Lessor’s employees or agents seen within the building. Lessee is further requested to remember that Lessor is as anxious as Lessee that a high grade service be maintained, and that the Premises be kept in a state to enable Lessee to transact business with the greatest possible ease and comfort. The rules and regulations are not made to unnecessarily restrict Lessee, but to enable Lessor to operate the building to the best advantage of both parties hereto. To this end Lessor shall have the right to waive from time to time such part or parts of these rules and regulations as in his judgment may not be necessary for the proper maintenance or operation of the building or consistent with good service, and may from time to time make such further reasonable rules and regulations as in his judgment may be needed for the safety, care and cleanliness of the Premises and the building and for the preservation of order therein. Such rules and regulations shall be applied to all tenants equally.

16. SOLICITORS, Lessor will make an effort to keep solicitors out of the building, and Lessee will not oppose Lessor in his attempt to accomplish this end.

17. FLOOR PLAN, The floor plan and specifications for Lessee’s occupancy shall be attached hereto and marked Exhibit “A” which shall be approved by both Lessor and Lessee, both of whose approval shall not be unreasonably withheld.

18. ASSIGNMENT, Lessee will not assign this lease, or any interest hereunder, and this lease, or any interest hereunder, shall not be assigned by operation of law without Lessor’s consent, which shall not be unreasonably withheld. Lessee will not sublet said Premises or any part thereof and will not permit the use of said Premises by others other than Lessee and the agents of Lessee without first obtaining the written consent of Lessor, whose consent shall not be unreasonably withheld. If such consent is not received within ten (10) working days, the sublease shall be deemed approved. In the event such written consent shall be given, no other or subsequent assignment or subletting shall be made without the previous written consent of Lessor, whose consent shall not be unreasonably withheld. Lessee shall be entitled to retain one half of any sublease rents in excess of Lessee’s base rental rate. In the event Lessee desires to assign or sublet said Premises or any part thereof, Lessor shall have the first right, but not the obligation to re-lease the Premises.

19. OPERATING SERVICES AND REAL ESTATE TAXES, The annual base rental rate per rentable square foot in Paragraph 3 includes Lessee’s proportionate share of Operating Services and Real Estate Taxes cumulatively defined as “Base Year Costs.” for the first twelve months of the lease term, “Base Year Costs”. Only actual increases from these Base Year Costs, if any, will be passed on to Lessee on a proportionate basis.

A–3

DEFINITIONS

Base Year

For computing the Base Year Costs, the base year shall be the calendar year stated herein or if a specific calendar year is not stated herein then the base year shall be the calendar year in which the lease term commences. The base year shall be the calendar year 2001.

Comparison Year

The Comparison Year(s) shall be the calendar year(s) subsequent to the base year.

Operating Services

“Operating Services” include, but are not limited to, the charges incurred by Lessor for: building operation salaries, benefits, management fee (not to exceed 5%) of gross income for the building, insurance, electricity, janitorial, supplies, telephone, HVAC, repair and maintenance, window washing, water and sewer, security, landscaping, disposal, elevator, and any other service or supplies reasonably necessary to the use and operation of the premises. Operating Services shall also include the amortization cost of capital investment items and of the installation thereof, which are primarily for the purpose of safety, saving energy or reducing operating costs, or which may be required by governmental authority, (all such costs shall be amortized over the reasonable life of the capital investment item, with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles). Notwithstanding anything to the contrary contained herein, Operating Services shall not include any of the following:

(i) real estate taxes

(ii) legal fees, auditing fees, brokerage commissions, advertising costs, or other related expenses incurred by Lessor in an effort to generate rental income;

(iii) repairs, alterations, additions, improvements, or replacements made to rectify or correct any defect in the original design, materials or workmanship of the building or common areas (but not including repairs, alterations, additions, improvements or replacements made as a result of ordinary wear and tear);

(iv) damage and repairs attributable to fire or other casualty;

(v) damage and repairs necessitated by the negligence or willful misconduct of Lessor, Lessor’s employees, contractors or agents;

(vi) executive salaries to the extent that such services are not in connection with the management, operation, repair or maintenance of the building;

(vii) Lessor’s general overhead expenses not related to the building;

(viii) legal fees, accountant’s fees and other expenses incurred in connection with disputes with tenants or other occupants of the building or associated with the enforcement of the terms of any leases with tenants or the defense of Lessor’s title to or interest in the building or any part thereof unless the outcome is to the financial benefit of all tenants;

(ix) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving, decorating, painting or altering (1) vacant space (excluding common areas) in the building or (2) space for tenants or other occupants in the building and costs incurred in supplying any item or service to less than all of the tenants in the building;

(x) costs incurred due to a violation by Lessor or any other tenant of the building of the terms and conditions of a lease;

A–4

(xi) cost of any specific service provided to Lessee or other occupants of the building for which Lessor is reimbursed (but not including Operating Services and Real Estate Tax increases above Base Year Costs to the extent reimbursed Lessor) or any other expense for which Lessor is or will be reimbursed by another source (i.e., expenses covered by insurance or warranties);

(xii) costs and expenses which would be capitalized under generally accepted accounting principles, with the exception of the capital investment items specified hereinabove;

(xiii) building management fees in excess of the management fees specified hereinabove;

(xiv) cost incurred with owning and/or operating the parking lot(s) serving the building by independent parking operator(s).

(xv) fees paid to Lessor or any affiliate of Lessor for goods or services in excess of the fees that would typically be charged by unrelated, independent persons or entities for similar goods and services;

(xvi) rent called for under any ground lease or master lease;

(xvii) principal and/or interest payments called for under any debt secured by a mortgage or deed of trust on the building; and

Operating Services shall be adjusted for the Base Year and all Comparison Year(s) to reflect the greater of actual occupancy or 95% occupancy.

Real Estate Taxes

Real Estate Taxes shall be the taxes paid by Lessor in the base year and each respective Comparison Year. Real Estate Taxes shall be a separate category and shall be treated as such.

Proportionate Basis

Lessee’s share of Base Year and Comparison Year(s) Costs shall be a fraction, the numerator of which shall be the number of rentable square feet contained in the leased Premises (see Paragraph 1) and the denominator of which shall be the number of rentable square feet in the building in which the leased Premises are located (390,659/RSF).

Computation of Adjustments to Base Year Costs

Any adjustment to Base Year Costs will commence to occur in Month 13 of the lease term with subsequent adjustments commencing every twelve months of the lease term or in Months 25, 37, 49, etc. as appropriate under the lease term. Lessee shall be responsible for any increase between Lessee’s proportionate share of Base Year Costs and Lessee’s proportionate share of each respective Comparison Year(s) Costs. The increase shall be the increase to each expense individually. These costs shall be initially calculated based on estimated (projected) costs with reconciliation to actual costs when annual audited’ numbers are completed. For the purpose of calculating projected increases to Base Year Costs, Lessor shall review historical data to predict if any estimated increases would be anticipated in a Comparison Year(s). If they are, then commencing in Month 13 and/or every twelve month period thereafter, Lessor will assess a monthly charge to be paid together with monthly base rent. Once actual cost data for Comparison Year(s) Real Estate Taxes and Operating Services for the entire building is formulated in accordance with generally accepted accounting principles and adjusted’ to the greater of actual occupancy or 95% occupancy, then Lessee’s estimated pass-through costs shall be corrected with Lessee or Lessor, as appropriate, reimbursing the other for the difference between the estimated and actual costs, at that time in a lump sum payment.

A–5

Upon termination of this lease, the amount of any corrected amount between estimated and actual costs with respect to the final comparison year shall survive the termination of the lease and shall be paid to Lessee or Lessor as appropriate within thirty (30) days after final reconciliation.

Computation of or adjustment to Operating Services and/or Real Estate Taxes pursuant to this paragraph or to rent pursuant to Paragraph 3 shall be computed based on a three hundred sixty-five (365) day year.

For an example, see Exhibit B attached hereto.

20. ADDITIONAL TAXES OR ASSESSMENTS, Should there presently be in effect or should there be enacted during the term of this Lease, any law, statute or ordinance levying any assessments or any tax upon the leased premises other than federal or state income taxes, Lessee shall reimburse Lessor for Lessee’s proportionate share of said expenses at the same time as rental payments.

21. LATE PAYMENTS, Any payment, required to be made pursuant to this Lease, not made 5 days after the date the same is due shall bear interest at a rate equal to three percent (3%) above the prime rate of interest charged from time to time by Bank of America, or its successor.

In addition to any interest charged herein, a late charge of two percent (2%) of the payment amount shall be incurred for payments received more than five (5) days late.

22. RISK, All personal property of any kind or description whatsoever in the demised Premises shall be at Lessee’s sole risk. Lessor shall not be liable for any damage done to or loss of such personal property or damage or loss suffered by the business or occupation of the Lessee arising from any acts or neglect of co-tenants or other occupants of the building, or of Lessor or the employees of Lessor, or of any other persons, or from bursting, overflowing or leaking of water, sewer or steam pipes, or from the heating or plumbing or sprinklering fixtures, or from electric wires, or from gas, or odors, or caused in any other manner whatsoever except in the case of negligence on the part of Lessor. Lessee shall keep in force throughout the term of this lease such casualty, general liability and business interruption insurance as a prudent tenant occupying and using the Premises would keep in force.

23. INDEMNIFICATION. Lessee will defend, indemnify and hold harmless Lessor from any claim, liability or suit including attorney’s fees on behalf of any person, persons, corporations and/or firm for any injuries or damages occurring in or about the said Premises or on or about the sidewalk, stairs, or thoroughfares adjacent thereto where said damages or injury was caused or partially caused by the ordinary or gross negligence or intentional act of Lessee and/or by Lessee’s agents, employees, servants, customers or clients.

24. WAIVER OF SUBROGATION, Lessee and Lessor do hereby release and relieve the other, and waive their entire claim of recovery for loss, damage, injury, and all liability of every kind and nature which may arise out of, or be incident to, fire and extended coverage perils, in, on, or about the Premises herein described, whether due to negligence of either of said parties, their agents, or employees, or otherwise.

25. SUBORDINATION, This lease and all interest and estate of Lessee hereunder is subject to and is hereby subordinated to all present and future mortgages and deeds of trust affecting the Premises or the property of which said Premises are a part. Lessee agrees to execute at no expense to the Lessor, any instrument which may be deemed necessary or desirable by the Lessor to further effect the subordination of this lease to any such mortgage or deed of trust. In the event of a sale or assignment of Lessor’s interest in the Premises, or in the event of any proceedings brought for the

A–6

foreclosure of, or in the event of exercise of the power of sale under any mortgage or deed of trust made by Lessor covering the Premises, Lessee shall attorn to the purchaser and recognize such purchaser as Lessor. Lessee agrees to execute, at no expense to Lessor, any estoppel certificate deemed necessary or desirable by Lessor to further effect the provisions of this paragraph provided that a non-disturbance agreement is received from the Lessor.

26. CASUALTY, In the event the leased Premises or the said building is destroyed or injured by fire, earthquake or other casualty to the extent that they are untenantable in whole or in part, then Lessor may, at Lessor’s option, proceed with reasonable diligence to rebuild and restore the said Premises or such part thereof as may be injured as aforesaid, provided that within sixty (60) days after such destruction or injury Lessor will notify Lessee of Lessor’s intention to do so, and during the period of such rebuilding and restoration the rent shall be abated on the portion of the Premises that is unfit for occupancy. During any period of abatement of rent due to casualty or destruction of the Premises, Lessor shall use its best efforts to locate comparable space for Lessee at the fair market rate not to exceed Lessee’s rental rate hereunder. Lessor shall not be liable for any consequential damages by reason of inability, after use of its best efforts, to locate alternative space comparable to the premises leased hereunder.

27. INSOLVENCY, If Lessee becomes insolvent, or makes an assignment for the benefit of creditors, or a receiver is appointed for the business or property of Lessee, or a petition is filed in a court of competent jurisdiction to have Lessee adjudged bankrupt, then Lessor may at Lessor’s option terminate this lease. Said termination shall reserve unto Lessor all of the rights and remedies available under Paragraph 28 (“Default”) hereof, and Lessor may accept rents from such assignee or receiver without waiving or forfeiting said right of termination. As an alternative to exercising his right to terminate this lease, Lessor may require Lessee to provide adequate assurances, including the posting of a cash bond, of Lessee’s ability to perform its obligations under this lease.

28. DEFAULT, If this lease is terminated in accordance with any of the terms herein (with the exception of Paragraph 27), or if Lessee vacates or abandons the Premises and fails to pay rent or if Lessee shall fail at any time to keep or perform any of the covenants or conditions of this lease, i.e. specifically the covenant for the payment of monthly rent, and such failure is not cured within ten (10) days after written notice thereof by Lessor to Lessee in the case of monetary default and 30 (thirty) days for all other defaults under the lease, then, and in any of such events Lessor may with or without notice or demand, at Lessor’s option, and without being deemed guilty of trespass and/or without prejudicing any remedy or remedies which might otherwise be used by Lessor for arrearages or preceding breach of covenant or condition of this lease, enter into and repossess said Premises and expel the Lessee and all those claiming under Lessee by legal means. In such event Lessor may eject and remove from said Premises all goods and effects. This lease if not otherwise terminated may immediately be declared by Lessor as terminated. The termination of this lease pursuant to this Article shall not relieve Lessee of its obligations to make the payments required herein. In the event this lease is terminated pursuant to this Article, or if Lessor enters the Premises without terminating this lease and Lessor relets all or a portion of the Premises, Lessee shall be liable to Lessor for all the costs of reletting, including necessary renovation and alteration of the leased Premises. Lessee shall remain liable for all unpaid rental which has been earned plus late payment charges pursuant to Paragraph 21 and for the remainder of the term of this lease for any deficiency between the net amounts received following reletting and the gross amounts due from Lessee, or if Lessor elects, Lessee shall be immediately liable for all rent and additional rent (Paragraph 19) that would be owing to the end of the term, less any rental loss Lessee proves could be reasonably avoided, which amount shall be discounted by the discount rate of the Federal Reserve Bank, situated nearest to the Premises, plus one percent (1%). Waiver by the Lessor of any default, monetary or non-monetary, under this Lease shall not be deemed a waiver of any future default under the Lease. Acceptance of rent by Lessor after a default shall nol be deemed a waiver of any defaults (except the default pertaining to the particular payment accepted) and shall not act as a waiver of the right of Lessor to terminate this Lease as a result of such defaults by an unlawful detainer action or otherwise. Landlord win make a good faith attempt, and will use its best effort to relet the premises.

A–7

29. BINDING EFFECT, The parties hereto further agree with each other that each of the provisions of this lease shall extend to and shall, as the case may require, bind and inure to the benefit, not only of Lessor and Lessee, but also of their respective heirs, legal representatives, successors and assigns, subject, however, to the provisions of Paragraph 18 of this lease.

It is also understood and agreed that the terms “Lessor” and “Lessee” and verbs and pronouns in the singular number are uniformly used throughout this lease regardless of gender, number or fact of incorporation of the parties hereto. The typewritten riders or supplemental provisions, if any, attached or added hereto are made a part of this lease by reference. It is further mutually agreed that no waiver by Lessor of a breach by Lessee of any covenant or condition of this lease shall be construed to be a waiver of any subsequent breach of the same or any other covenant or condition.

30. HOLDING OVER, If Lessee holds possession of the Premises after term of this lease, Lessee shall be deemed to be a month-to-month tenant upon the same terms and conditions as contained herein, except rent which shall be revised to reflect the then current market rate. During month-to-month tenancy, Lessee acknowledges Lessor will be attempting to relet the Premises. Lessee agrees to cooperate with Lessor and Lessee further acknowledges Lessor’s statutory right to terminate the lease with 30 days written notice.

31. ATTORNEY’S FEES, If any legal action is commenced to enforce any provision of this lease, the prevailing party shall be entitled to an award of reasonable attorney’s fees and disbursements.

32. NO REPRESENTATIONS, The Lessor has made no representations or promises except as contained herein or in some future writings signed by Lessor.

33. QUIET ENJOYMENT, So long as Lessee pays the rent and performs the covenants contained in this lease, Lessee shall hold and enjoy the Premises peaceably and quietly, subject to the provisions of this lease.

34. RECORDATION, Lessee shall not record this lease without the prior written consent of Lessor. However, at the request of Lessor, both parties shall execute a memorandum or “short form” of this lease for the purpose of recordation in a form customarily used for such purpose. Said memorandum or short form of this lease shall describe the parties, the Premises and the lease term, and shall incorporate this lease by reference.

35. MUTUAL PREPARATION OF LEASE, It is acknowledged and agreed that this lease was prepared mutually by both parties. In the event of ambiguity, it is agreed by both parties that it shall not be construed against either party as the drafter of this lease.

36. GOVERNING LAW, This lease shall be governed by, construed and enforced in accordance with the laws of the State of Washington.

37. FINISH WORK, The space is leased in an as-is condition except that Lessor agrees, at Lessor’s expense, to install new building standard carpet and cove base throughout and to repaint the premises as selected by the tenant for color and type. Lessor also agrees to add one perimiter door at the lobby and install locks on all perimeter entrance doors into the premises, to remove the raised floor areas prior to recarpeting and to ensure that all building systems, including HVAC equipment and electrical outlets are in good condition and repair. Any additional alterations, modifications or tenant improvements shall be at Lessee’s expense and with Lessor’s prior approval of drawings and Lessee’s contractor.

38. PARKING, Lessee shall be provided parking for ten (10) cars inside the building garage at market rate and paid for by Lessee.

A–8

39. REAL ESTATE COMMISSION, Lessor and Lessee hereby acknowledge that Flinn Ferguson Corporate Real Estate represented Lessee in this transaction. Lessor agrees to pay a real estate commission to Flinn Ferguson equivalent to $4.00 per rentable square foot upon lease commencement.

40. OPTION TO RENEW, Provided that Lessee is not in default of any terms and conditions of this lease, Lessee shall have the option to renew this lease for an additional period of five (5) years on the same terms and conditions except the rent. Base rent for the renewal term shall be at market rate for comparable office space in Seattle. Lessee agrees to give Lessor notice of its intent to renew 120 days prior to the expiration of the initial lease term.

41. EARLY ACCESS, Lessee shall be allowed access to the Premises, not later than December 1, 2000, for the purpose of space planning, installing cabling and performing tenant improvements therein. No rent shall be charged Lessee until the lease commencement date set forth in Paragraph 2; however, all other terms and conditions of the lease will be in full force and effect as of the date of Lessee’s possession of the Premises. Lessor will make a good faith effort to provide Lessee access prior to December 1, 2000.

42. ENVIRONMENTAL WARRANTY Lessor represents that to his knowledge there are no pre-existing conditions of hazardous material which are in violation of any environmental laws.

43. NOTICES Notices are to be simultaneously sent to Lessee at the premises, and, to the corporate office to the attention of the Facilities Manager.

IN WITNESS WHEREOF, the parties hereof have executed this lease the day and year first above written.

SELIG REAL ESTATE HOLDINGS FIVE, a Washington general partnership		ECOLOGY AND ENVIRONMENT INCORPORATED, a New York corporation

	/s/ MARTIN SELIG		/s/ RONALD L. FRANK

By:	Martin Selig	By:	Ronald L. Frank
Its:	General Partner	Its:	Executive Vice President

	“Lessor”		“Lessee”

** ADDITION TO SECTION 2 – TERM

Landlord will execute a Lease Termination Agreement with the “Now Current Lessee” of the Premises by November 6, 2000, or, Lessee will have the option to terminate this lease agreement without penalty or default, or, to extend this imposed deadline by a length of time to be determined by the Lessee.

A–9

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

On this 6th day of november, 2000, before me, a Notary Public in and for the State of Washington, personally appeared MARTIN SELIG, to me known to be the Managing Member, respectively, of Seligleal Estate Holdings Five the entity that executed the foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said entity, for the uses and purposes therein mentioned, and on oath stated that he/she/they is/are authorized to execute said instrument on behalf of the entity.

/s/ ANN MARIE FOWLER

[SEAL]	Notary Public in and for the State of Washington Residing at: Reamond My commission expires: 8/1/01

(Individual)

STATE OF	)
) ss.
COUNTY OF	)

On this          day of                     , 20     , before me, a Notary Public in and for the State of                     , personally appeared                     , the individual(s) who executed the within and foregoing instrument, and acknowledged said instrument to be his/her/their free and voluntary act and deed for the uses and purposes therein mentioned.

Notary Public in and for the State of ____________ Residing at: ________________________________ My commission expires: ______________________

(Partnership)

STATE OF	)
) ss.
COUNTY OF	)

On this          day of                     , 20     , before me, a Notary Public in and for the State of                     , personally appeared                     , to me known to be partner(s) of                     , the partnership that executed the foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said partnership, for the uses and purposes therein mentioned, and on oath stated that he/she/they is/are authorized to execute said instrument on behalf of the partnership.

Notary Public in and for the State of ____________ Residing at: ________________________________ My commission expires: ______________________

(Corporation)

STATE OF NEW YORK	)
) ss.
COUNTY OF ERIE	)

On this 1st day of november, 2000, before me, a Notary Public in and for the State of NEW YORK , personally appeared RONALD L. FRANK , to me known to be the EXECUTIVE VICE PRESIDENT , respectively, of ECOLOGY & ENVIRONMENT, INC. , the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she/they is/are authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

/s/ DIANE L. GILBERT

DIANE L. GiLBERT Notary Public, State of New York Qualified in Niagara County My Commission Expires 7/13/2002	Notary Public in and for the State of NEW YORK Residing at: 6554 TONAWANDA CREEK ROAD LOCKPORT NY 14094 My commission expires: July 13, 2002

notary.leases.version2.dot

EXHIBIT A

[GRAPHIC]

EXHIBIT B

EXAMPLE

The intent is to include Lessee’s proportionate share of all Base Year Costs in Lessee’s Annual Base Rental Rate. It is further the intent to limit adjustments to Lessee’s Base Year Costs to actual increases in cost. The Operating Services are adjusted to the greater of actual occupancy or 95% occupancy for the base year to fairly establish the Base Year Costs at an equitable standard for comparison purposes. Comparison Years are similarly adjusted for purposes of fairness and equality. To prevent any confusion regarding computation of Base Year Costs, Comparison Year Costs and the adjustment of those costs to 95% occupancy, if necessary, we have set forth the following example. It is important to note that if adjustment to 95% occupancy is necessary, not all Operating Services are adjusted.

Expenses requiring adjustment are those which are 100% dependent upon the change in footage and adjust with the change in occupied footage. This category includes electricity, water/sewer, superintendent, disposal, management, janitorial supplies, window washing, repair and maintenance, HVAC maintenance, and janitorial labor.

Other expenses do not require adjustment nor are they dependent upon occupied footage change. These categories are the same whether the building is empty or full. They are, insurance, security, elevator, landscaping and telephone.

Real Estate Taxes are dependent upon independent assessment. Real Estate Taxes are not adjusted to 95%, but are established for each respective year based on the actual tax paid whether for the respective Base Year or each subsequent Comparison Year(s).

Please note the expenses noted below which are and are not adjusted and the adjustment to each expense to achieve. 95% occupancy, if necessary. The method of adjusting expenses depicted in the example will be followed when adjusting actual Operating Service Expenses for both the Base Year and Comparison Year(s).

HYPOTHETICAL FACTS

Building Occupancy:	80%
Actual Base Year Costs:	$375,000
Grossed Base Year Costs to 95%:	$440,000
Actual Comparison Year Costs: (see below)	$405,440
Grossed Comparison Year Costs to 95%: (see below)	$463,080
Tenant Premises:	10,000 RSF
Building RSR	125,000 RSF
Tenant Proportionate Basis:	10,000 , 125,000 = 8%

EXAMPLE

Description	Actual Expenses	Grossed Expenses
Percent Occupied	80.00%	95.00%	Methodology
Real Estate Taxes	$54,854	$54,854	Actual Cost
Operating Expenses
Insurance	$26,595	$26,595	Actual Cost
Electricity	$69,358	$82,363	Adjusts with occupancy
Water & Sewer	$4,945	$5,872	Adjusts with occupancy
Security	$5,000	$5,000	Actual Cost
Elevator	$7,526	$7,526	Actual Cost
Superintendent	$82,869	$98,407	Adjusts with occupancy
Landscaping	$2,912	$2,912	Actual Cost
Disposal	$15,502	$18,409	Adjusts with occupancy
Management	$41,680	$49,495	Adjusts with occupancy
Supplies	$4,339	$5,153	Adjusts with occupancy
Window Washing	$1,527	$1,813	Adjusts with occupancy
Repairs & Maintenance	$24,333	$28,895	Adjusts with occupancy
Telephone	$1,144	$1,144	Actual Cost
HVAC Maintenance	$6,208	$7,372	Adjusts with occupancy
Janitorial	$56,648	$67.270	Adjusts with occupancy

TOTALS:	$405,440	$463,080

Exhbt_b

A–12

SUBLEASE EXHIBIT B

SUBLEASED PREMISES

[GRAPHIC]